Exhibit 10.1

AMENDMENT AND SUPPLEMENT NO. 5 TO
SENIOR SECURED CREDIT AGREEMENT

THIS AMENDMENT AND SUPPLEMENT NO. 5 TO SENIOR SECURED CREDIT AGREEMENT (this “Amendment”) is made as of December 21, 2011, by and among (1) GENCO SHIPPING & TRADING LIMITED, a corporation organized and existing under the laws of the Republic of Marshall Islands (the “Borrower”), (2) the banks and financial institutions as are signatories hereto, as lenders (the “Lenders”), (3) DNB BANK ASA (f/k/a DnB NOR Bank ASA) (“DnB”) as Administrative Agent (in such capacity, the “Administrative Agent”), mandated lead arranger, bookrunner (in such capacity, the “Bookrunner”), security trustee and collateral agent under the Security Documents (in such capacity, the “Collateral Agent”), and (4) BANK OF SCOTLAND PLC, as mandated lead arranger (together with DnB, in such capacity, the “Mandated Lead Arrangers”) and amends and is supplemental to the Senior Secured Credit Agreement dated as of July 20, 2007, as amended by Amendment and Supplement No. 1 to the Senior Secured Credit Agreement dated as of September 21, 2007, Amendment and Supplement No. 2 to the Senior Secured Credit Agreement dated as of February 13, 2008, Amendment and Supplement No. 3 to the Senior Secured Credit Agreement dated as of June 18, 2008, and Amendment and Supplement No. 4 to the Senior Secured Credit Agreement dated as of January 26, 2009 (the “Credit Agreement”), made by and among the parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders made available to the Borrower a senior secured credit facility in the amount of US$1,377,000,000 (the “Facility”);

WHEREAS, the Borrower has requested, and the Lenders signatory hereto have agreed, subject to the terms and conditions of this Amendment, that the application of the covenants contained in Sections 11.07 and 11.08 of the Credit Agreement be suspended during the Waiver Period (as defined below); and

WHEREAS, the Borrower and the Lenders signatory hereto have agreed to certain other amendments to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.   Definitions.  Unless otherwise defined herein, words and expressions defined in the Credit Agreement have the same meanings when used herein, including in the recitals hereto.

2.   Representations and Warranties.  The Borrower hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Credit Agreement, the Note and the Security Documents (updated mutatis mutandis). The Borrower hereby represents and warrants that there have been no changes to the Certificate of Incorporation or By-Laws (or equivalent organizational documents) of any Credit Party from the most recent copies of such documents delivered to the Administrative Agent.

3.   No Defaults.  The Borrower hereby represents and warrants that as of the date hereof no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default, has occurred.

4.   Performance of Covenants.  Each Credit Party hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Credit Agreement, the Note and the Security Documents, on its part to be performed, and each Credit Party covenants and undertakes to continue duly to perform and observe such covenants and undertakings so long as the Credit Agreement, as the same is amended and supplemented hereby, and may hereafter be amended or supplemented, shall remain in effect.

5.   Amendments to the Credit Agreement.  Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended and supplemented as follows:

(a)	All references to “this Agreement” shall be deemed to refer to the Credit Agreement, as further amended and supplemented hereby.

(b)	Section 10 of the Credit Agreement is amended by inserting the following new Section 10.18:

“Most Favored Lender.  During the Additional Covenant Period, the Borrower shall deliver to the Administrative Agent a written notice of any Additional Covenant included in an Additional Facility or an Amended Facility within five (5) Business Days of the date it enters into such Additional Facility or Amended Facility.  Such Notice shall be signed by the Borrower’s senior financial officer and set forth in reasonable detail a description of the Additional Covenant, including any defined terms used therein and related explanatory calculations.  Except for any Additional Covenant that has been expressly waived in writing by the Agents or Required Lenders before the commencement of the Additional Covenant Period or is so waived in writing within fifteen days after the Administrative Agent’s receipt of a notice of the Additional Covenant, such Additional Covenant (i) shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, effective as of the date when such Additional Covenant shall have become effective under such Additional Facility or Amended Facility and the Administrative Agent will be authorized to execute an amendment to the Credit Agreement adding such covenant and (ii) shall be effective only during the Additional Covenant Period, after which time such Additional Covenant shall no longer have any force or effect.  During the Additional Covenant Period, any Additional Covenant incorporated into this Agreement pursuant to this Section 10.18 shall be deemed automatically amended herein to reflect any subsequent amendments made to such Additional Covenant under the applicable Additional Facility or Amended Facility.  Upon the occurrence of any event described in the preceding sentence, the Administrative Agent may enter into any additional agreement or amendment to this Agreement evidencing the amendment of any such incorporated covenants.  All of the existing covenants in Sections 10 and 11 as of the date of this Agreement shall remain in this Agreement regardless of whether any Additional Covenants are incorporated into this Agreement.”

(c)	Section 11 of the Credit Agreement is amended by inserting the following new Section 11.17:

“During the period commencing October 1, 2011 and ending on (and including) March 31, 2013, the Borrower will not permit, as of the last day of any fiscal quarter during such period,  the aggregate amount of its interest-bearing Consolidated Indebtedness to exceed 62.5% of  the aggregate amount of its interest-bearing Consolidated Indebtedness plus its Consolidated Net Worth (as defined in the following sentence) at such time.  For purposes of, and only of, this Section 11.17, “Consolidated Net Worth” shall mean the Net Worth of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP without any deduction for any minority interests in Subsidiaries.”

(d)	The definition of “LIBOR” set forth in Section 13.01 of the Credit Agreement shall be amended to add the following at the end thereof:

 “; provided, however, that if the rate set forth in clause (a) is below zero, LIBOR will be deemed to be zero.”

(e)	Section 13.01 shall be amended to add the following definitions in alphabetical order:

(i)
“Additional Covenant” means a restrictive or financial covenant applicable to the Borrower or any of its Subsidiaries, whether expressed as a covenant, undertaking, restriction or other such provision which requires the maintenance of any particular financial ratio or metric or which prohibits or limits actions which the Borrower or any of its Subsidiaries could otherwise take (or permits any such action only upon satisfaction of specified conditions), which applicable covenant or restriction has no equivalent provision in this Agreement or would be more restrictive as to the Borrower or any of its Subsidiaries than the corresponding provision set forth herein.  Additional Covenants shall not  be deemed to include any covenant (i) directly relating to (x) lender commitment reductions or terminations or the amount or payment terms of principal, interest or fees payable under an Additional Facility or an Amended Facility or (y) additional collateral or other security granted to a lender or creditor under an Additional Facility or an Amended Facility; or (ii) that would require the Borrower or any Subsidiary to (x) provide additional collateral or other security under this Agreement, any Security Document or any other Credit Document, whether due to the Borrower’s failure to maintain a specified financial ratio or metric or otherwise, or (y) maintain a particular collateral maintenance ratio or substantially similar financial ratio or metric.”

(ii)
“Additional Covenant Period” means the period from December 21, 2011 through the later of (i) March 31, 2013 and (ii) the first date after December 21, 2011 on which the Aggregate Appraised Value is equal to or more than 100% of the aggregate principal amount of the outstanding Loans, all Letter of Credit Outstandings and the Borrower’s obligations under the Interest Rate Protection Agreements entered into with respect to the Loans.

(iii)
“Additional Facility” means a credit agreement, note purchase agreement, indenture, promissory note, letter agreement or similar agreement for borrowed money with other lenders or creditors of the Borrower (other than trade creditors) entered into by the Borrower during the Additional Covenant Period; provided, however, that an Additional Facility shall not include an Amended Facility.

(iii)
“Amended Facility” means an amendment, modification, supplement or side letter entered into by the Borrower during the Additional Covenant Period to a credit agreement, note purchase agreement, indenture, promissory note, letter agreement or similar agreement for borrowed money, in each case, which is in existence on December 21, 2011, with other lenders or creditors of the Borrower (other than trade creditors).

6.   Waivers.  By their execution hereof, the Required Lenders hereby waive Sections 11.07 and 11.08 of the Credit Agreement for the period commencing October 1, 2011 and ending on (and including) March 31, 2013 (the “Waiver Period”).  For the avoidance of doubt, the Borrower shall be obligated to provide the financial statements, Appraisals, projections, certificates, notices and all other reports and filings required pursuant to Section 10.01 of the Credit Agreement notwithstanding the waiver of Sections 11.07 and 11.08 of the Credit Agreement.

7.   Fees and Expenses.

(a)           The Borrower agrees to pay the Administrative Agent for distribution to each Lender evidencing its agreement herewith by delivering an executed counterpart of this Amendment on or prior to the date hereof a facility fee (the “Facility Fee”) for the period from the effective date of this Amendment until the Maturity Date, computed at a rate for each day equal to (i) with respect to the period after the effective date of this Amendment until the date on which the Borrower has consummated an equity offering resulting in an aggregate amount of $50,000,000 of gross proceeds (such date, the “Equity Sale Date”), 2.0% per annum on such Lender’s pro rata share of the daily average outstanding principal amount of the Loans, and (ii) on and after the Equity Sale Date, 1.0% per annum until the Maturity Date on such Lender’s pro rata share of the daily average outstanding principal amount of the Loans.  Accrued Facility Fees shall be due and payable quarterly in arrears on each Payment Date and on the Maturity Date (or such earlier date upon which the Total Commitment is terminated and the full outstanding amount of the Obligations is paid in full).

(b)           The Borrower agrees to pay the Administrative Agent for distribution to each Lender evidencing its agreement herewith by delivering an executed counterpart of this Amendment on or prior to the date hereof an amendment fee equal to 0.25% of the outstanding principal amount of the Loans as of the date of this Amendment (after giving effect to the Prepayment (as defined below)), payable to each such Lender based on their pro rata share of the outstanding principal amount of the Loans payable to such consenting Lenders. The Borrower shall, subject to Section 13(e) of the Credit Agreement, pay promptly to the each of the Agents all reasonable legal fees of the Agents in connection with the preparation and execution of this Amendment.

8.   No Other Amendment.  All other terms and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

9.   Other Documents.  By the execution and delivery of this Amendment, each of the parties hereto consents and agrees that all references in the Note and the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended and supplemented by this Amendment. By the execution and delivery of this Amendment, the Borrower hereby consents and agrees that the Security Documents and any other documents that have been or may be executed as security for the Facility and any of its obligations under the Credit Agreement, the Note or any Security Document shall remain in full force and effect notwithstanding the amendments contemplated hereby.

10.   Compliance.  Each Security Party shall have complied with and shall then be in compliance with all the terms, covenants and conditions of the Credit Documents and this Amendment, which are binding upon it.

11.   No Material Adverse Effect.  By its execution hereof, the Borrower agrees that as of the date hereof, nothing shall have occurred which would constitute a Material Adverse Effect, nor anything that could reasonably be expected to have a Material Adverse Effect.

12.   Financial Information. The Administrative Agent shall have received such financial and other information concerning the Borrower as it may reasonably request.

13.   Conditions Precedent.  The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:

(a)   Prepayment of Loans and Reduction of Total Commitment.

(i) The Borrower shall have paid to the Administrative Agent $52,500,000 (the “Prepayment”) which shall be applied to the amount of the Final Payment; and

(ii) The Borrower shall have paid to the Administrative Agent all accrued and unpaid interest on the amount of the Prepayment.

(b)   Corporate Documents; Proceedings; etc.

(i)   The Mandated Lead Arrangers shall have received a certificate, dated the date hereof, signed by an Authorized Officer, member or general partner of each Credit Party, and attested to by the secretary or any assistant secretary (or, to the extent such Credit Party does not have a secretary or assistant secretary, the analogous Person within such Credit Party) of such Credit Party, as the case may be, certifying copies of resolutions of such Credit Party approving and authorizing such Credit Party to execute this Amendment, or in the case of the Subsidiary Guarantors, the Consent, Agreement and Reaffirmation attached hereto, and each additional Credit Document to which it is a party, and each of the foregoing shall be reasonably acceptable to the Mandated Lead Arrangers.

(ii)   A certificate of the jurisdiction of incorporation or formation, as the case may be, of each Credit Party as to the good standing thereof.

(c)   Amendment and Credit Documents.

(i)   The Borrower shall have executed and delivered to the Administrative Agent this Amendment and shall ensure that each of the Subsidiary Guarantors shall have executed and delivered to the Administrative Agent the Consent, Agreement and Reaffirmation attached hereto.

(ii)   The Required Lenders shall have executed and delivered to the Administrative Agent this Amendment.

(iii)  Each Credit Party shall have executed each additional Credit Document as may be required by the Lenders in connection with this Amendment.

(d)   Certificates of Ownership; Searches. The Administrative Agent shall have received each of the following with respect to each Vessel owned or operated by a Credit Party:

(i)   certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of such Vessel by the relevant Subsidiary Guarantor; and.

(ii)   the results of maritime registry searches with respect to such Vessel, indicating no record liens other than Liens in favor of the Collateral Agent and/or the Lenders, Permitted Liens and Liens being discharged contemporaneously with such acquisition.

(e)   Payment of Fees.  The Agents and the Lenders shall have received from the Borrower payment of (i) all of the Agents’ reasonable legal fees and expenses incurred in connection with the negotiation and documentation of this Amendment (without duplication of any fees, costs and expenses  of any of the Agents or Lenders previously paid by the Borrower in connection with the preparation, execution and delivery of the Credit Agreement and other Credit Documents, or any of the prior amendments, waivers and consents thereto), (ii) all fees set forth in Section 7 hereof that are due and payable as of the effective date of this Amendment and (iii) all accrued and unpaid fees under the Fee Letter and Section 3.01 of the Credit Agreement.

(f)   Opinions of Counsel.  The Administrative Agent shall have received from Kramer Levin Naftalis & Frankel LLP, special New York counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Lenders and dated the date hereof which shall be in form and substance reasonably acceptable to the Mandated Lead Arrangers and cover such matters incidental to the transactions contemplated herein as the Mandated Lead Arrangers may reasonably request.

14.   Total Commitment Reduction.  Notwithstanding anything to the contrary contained in Sections 3.02, 3.03 or 3.04 of the Credit Agreement, upon the receipt by the Administrative Agent of the Prepayment, the Total Commitment is hereby reduced by the amount of the Prepayment.

15.   Release.  In consideration of the foregoing, each Credit Party, on behalf of itself and for each of its direct and indirect affiliates, parent companies, subsidiaries, subdivisions, successors, predecessors and assigns, and their present and former officers, managers, members, heirs, legal representatives, employees, agents, and attorneys, and their trustees, successors and assigns (collectively, the “Releasors”), hereby releases, remises, acquits and forever discharges (the “Release”) the Agents, each Lender evidencing its agreement herewith by delivering an executed counterpart of this Amendment on or prior to the date hereof and such Agents’ and Lenders’ employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary companies, parent companies and related company divisions (all of the foregoing hereinafter called the “Released Parties”) from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Credit Agreement or the other Credit Documents (all of the foregoing hereinafter called the “Released Matters”).  Each Credit Party represents and warrants to the Lenders that it has not purported to transfer, assign, pledge or otherwise convey any of such Credit Party’s right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters.  In any litigation arising from or related to an alleged breach of the Release, the Release may be pleaded as a defense, counterclaim or cross claim and shall be admissible into evidence without foundation testimony whatsoever.  The Releasors expressly covenant and agree that the Release shall be binding in all respects upon their respective successors, assigns and transferees including, without limitation, any trustee in bankruptcy, and shall inure to the benefit of the successors and assigns of the Released Parties.

16.   Acknowledgement.  Each Credit Party acknowledges that (a) the Borrower is indebted to the Lenders under the Credit Agreement, the Note and the other Credit Documents as of the date of this Amendment, in the aggregate  outstanding principal amount of $1,227,000,000 (prior to giving effect to the application of the Prepayment); (b) the Obligations are absolute and unconditional and are the legal, valid and binding obligations of the Credit Parties without offset, defense or counterclaim, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (c) as of the date of this Amendment, the Security Documents have created in favor of the Lender a valid security interest in the Collateral, subject to no Liens other than Permitted Encumbrances; and (d) interest, fees, costs, and expenses continue to accrue with respect to the Obligations including, without limitation, fees and expenses of counsel for the Agents and the Lenders in connection with the administration and enforcement of the Credit Agreement and the other Credit Documents.

17.   Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

18.   Further Assurances.

(a)    The Borrower hereby consents and agrees that if this Amendment or any of the Security Documents shall at any time be deemed by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Lenders may be reasonably required in order more effectively to accomplish the purposes of this Amendment or any of the Security Documents.

(b)    Without limitation of the terms of Section 17(a) of this Amendment, by no later than January 6, 2012:

(i)
each Credit Party which owns or operates a Vessel shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry, an amendment to its respective Vessel Mortgage to secure the Credit Agreement, as amended by this Amendment; and

(ii)
The Administrative Agent shall have received from (1) if the relevant Vessel is registered under the Marshall Islands flag, Reeder & Simpson P.C., special Marshall Islands counsel to the Borrower, (2) Constantine P. Georgiopoulos, special New York maritime counsel to the Borrower and its Subsidiaries or (3) if the relevant Vessel is registered in an Acceptable Flag Jurisdiction other than the Marshall Islands, special counsel to the Administrative Agent of such Acceptable Flag Jurisdiction, which shall be reasonably acceptable to the Administrative Agent, an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the date of delivery, which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to each amendment of the Vessel Mortgages and such other matters incident thereto as the Administrative Agent may reasonably request.

19.   Counterparts.  This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

20.   Headings; Amendment.  In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This Amendment cannot be amended other than by written agreement signed by the parties hereto.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

BORROWER:
GENCO SHIPPING & TRADING LIMITED, as Borrower
By /s/ John C. Wobensmith
Name: John C. Wobensmith
Title: Chief Financial Officer, Secretary, Treasurer
Address:
299 Park Avenue, 20th floor
New York, NY 10171
Telephone:(646) 443-8550
Facsimile: (646) 443-8551

LENDERS:

DNB BANK ASA (f/k/a DnB NOR Bank ASA, NEW YORK BRANCH), as Administrative Agent,
Collateral Agent, Mandated Lead Arranger, Bookrunner and a Lender

By /s/ Sanjiv Nayar
Name: Sanjiv Nayar
Title: Senior Vice President

By /s/ Kjell Tore Egge
Name: Kjell Tore Egge
Title: Senior Vice President

BANK OF SCOTLAND PLC, as Mandated Lead Arranger and Lender
By /s/ Douglas Newton
Name: Douglas Newton
Title: Director

By /s/ Michael Brown
Name: Michael Brown
Title: Associate Director

WESTLB AG, NEW YORK BRANCH, as Lender
By_______________________________________
Name:
Title:

By_______________________________________
Name:
Title:

SANTANDER ASSET FINANCE PLC, as Lender
By /s/ Mark McCarthy
Name: Mark McCarthy
Title: Head of Shipping

By_______________________________________
Name:
Title:

CREDIT INDUSTRIEL ET COMMERCIAL, NEW YORK BRANCH, as Lender
By /s/ Alex Aupoix
Name: Alex Aupoix
Title: Managing Director

By /s/ Adrienne Molloy
Name: Adrienne Molloy
Title: Vice President

DEXIA BANK BELGIUM SA/NV as Lender
By /s/ Katrien Metten
Name: Katrien Metten
Title: Company Lawyer

By /s/ Benoit Terreur
Name: Benoit Terreur
Title: Company Lawyer

LLOYDS TSB BANK, as Lender
By /s/ Douglas Newton
Name: Douglas Newton
Title: Director

By /s/ Michael Brown
Name: Michael Brown
Title: Associate Director

SWEDBANK AB(PUBL), as Lender
By /s/ Dagobert Billsten
Name: Dagobert Billsten
Title: Attorney-in-Fact

By_____________________________________
Name:
Title:

CONSENT, AGREEMENT AND AFFIRMATION

Each of the undersigned Guarantors hereby consents and agrees to the terms and conditions of' the foregoing Amendment dated as of December 21, 2011 and to the documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said Amendment and agrees particularly to be bound thereby to the same extent as if the undersigned were a party to said Amendment.  Each of undersigned hereby reaffirms its obligations, representations, warranties and covenants under its respective Guaranty of the guaranty of the obligations of the Borrower to the Lenders under or in connection with the Credit Agreement, as amended.  Each of the undersigned hereby agrees that it shall execute each additional Credit Document, including executing and recording an amendment to its respective Vessel Mortgage, as may be required by the Lenders in connection with the Amendment.

GENCO ACHERON LIMITED
GENCO BEAUTY LIMITED
GENCO KNIGHT LIMITED
GENCO LEADER LIMITED
GENCO MUSE LIMITED
GENCO VIGOUR LIMITED
GENCO CARRIER LIMITED
GENCO PROSPERITY LIMITED
GENCO SUCCESS LIMITED
GENCO WISDOM LIMITED
GENCO MARINE LIMITED
GENCO EXPLORER LIMITED
GENCO PIONEER LIMITED
GENCO PROGRESS LIMITED
GENCO RELIANCE LIMITED
GENCO SURPRISE LIMITED
GENCO SUGAR LIMITED
GENCO AUGUSTUS LIMITED
GENCO TIBERIUS LIMITED
GENCO LONDON LIMITED
GENCO TITUS LIMITED
GENCO CONSTANTINE LIMITED
GENCO HADRIAN LIMITED
GENCO COMMODUS LIMITED
GENCO MAXIMUS LIMITED
GENCO CLAUDIUS LIMITED
GENCO CHALLENGER LIMITED
GENCO CHAMPION LIMITED
GENCO CHARGER LIMITED
GENCO HUNTER LIMITED
GENCO PREDATOR LIMITED
GENCO WARRIOR LIMITED

By /s/ John C. Wobensmith
Name:  John C. Wobensmith
Title:  Chief Financial Officer, Secretary, Treasurer

GENCO RAPTOR LLC
GENCO CAVALIER LLC
GENCO THUNDER LLC

By /s/ John C. Wobensmith
Name:  John C. Wobensmith
Title:  Manager